Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Fourth Quarter and Full Year 2024 Results

Reports full year Revenue up 56% with Gross Profit up 60%

Generates full year Operating Cash Flow of $45 million and Adj. Free Cash Flow of $22 million

Projecting sequential growth across Deliveries, Revenue and Adj. EBITDA for 2025

CHICAGO, March 12, 2025 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Highlights

•
Revenues of $137.7 million, compared to revenues of $126.6 million in the fourth quarter of 2023, up 8.8% on stable railcar deliveries of 1,019, compared to 1,021 in the prior period
•
Gross margin of 15.3% with gross profit of $21.0 million, compared to gross margin of 9.6% with gross profit of $12.1 million in the fourth quarter of 2023
•
Net income of $34.6 million, or $1.01 per share and Adjusted net income of $8.0 million, or $0.21 per share, driven by a $26.1 million non-cash adjustment on warrant liability
•
Adjusted EBITDA of $13.9 million, compared to Adjusted EBITDA of $6.5 million in the fourth quarter of 2023, up 113.8%
•
Ended the quarter with a backlog of 2,797 units valued at $266.5 million

Fiscal Year 2024 Highlights

•
Revenues of $559.4 million, up 56.2% year-over-year, on deliveries of 4,362 railcars, up 44.3% year-over-year
•
Gross margin of 12.0% with gross profit of $67.0 million, compared to gross margin of 11.7% with gross profit of $41.8 million in fiscal year 2023
•
Net loss of ($75.8) million, or ($3.12) per share and Adjusted net income of $24.5 million, or $0.15 per share, accounting for primarily non-cash items including a ($99.5) million non-cash adjustment warrant liability due to share price appreciation
•
Adjusted EBITDA of $43.0 million, compared to Adjusted EBITDA of $20.1 million in fiscal year 2023, up 113.9%
•
Delivered positive free cash flow and optimized balance sheet through lower cost refinancing, which is expected to result in savings of approximately $9.2 million in the first year
•
Entered tank car space with significant multi-year conversion order

“This was a year of strong operational performance as we executed our strategic initiatives to drive substantial profitable growth. We delivered $43 million in Adjusted EBITDA for the full year, representing a 114% increase versus the prior year. On the commercial front, we continued to gain market share, expanded our presence in key railcar markets, and secured a multi-year tank car retrofit program, strengthening our competitive position. Additionally, we recently lowered our cost of capital through refinancing, reinforcing our financial flexibility for the future,” commented Nick Randall, President and Chief Executive Officer of FreightCar America.

Randall continued, “As we move into 2025, we are squarely focused on solidifying our position and enhancing cash generation. With a stronger market presence, an optimized capital structure, and a relentless drive for operational excellence, we are well positioned to build on our momentum. We remain committed to delivering profitable growth and driving long-term value for our stakeholders.”

Fiscal Year 2025 Outlook

The Company issued outlook for fiscal year 2025 as follows:

	Fiscal 2025 Outlook	Year-over-Year Growth at Midpoint
Railcar Deliveries	4,500 – 4,900 Railcars	7.7%
Revenue	$530 - $595 million	0.6%
Adjusted EBITDA[1]	$43 - $49 million	7.0%

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA due to the inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, commented, “2024 was a pivotal year as we generated strong cash flow and optimized our balance sheet. This transformation has allowed us to completely reservice our debt, underscoring the power of our operational execution and disciplined financial management. We are issuing 2025 revenue guidance at $530 million to $595 million. We expect railcar deliveries to be between 4,500 and 4,900, with Adjusted EBITDA in the range of $43 million to $49 million. Looking ahead, we are well-positioned to consistently generate free cash flow, providing us with the flexibility to execute on our capital allocation priorities.”

Fourth Quarter and Full Year 2024 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Thursday, March 13 at 11:00 a.m. (Eastern Time) to discuss its fourth quarter and full year 2024 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call via the following live and recorded methods:

Live Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1705240&tp_key=9b9e1839ef

Recorded Webcast: A recorded webcast will be available until Thursday, March 27, 2025, on FreightCar America’s website following the conference call date at: https://investors.freightcaramerica.com/news-events/event-calendar/

Teleconference: Dial-in numbers for the live Conference Call are (877) 407-0789 or (201) 689-8562. Please call in at least 10 minutes prior to the start time of the call. An audio replay may be accessed at (844) 512-2921 or (412) 317-6671; Passcode: 13751273.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss), Adjusted EPS, Free cash flow and Adjusted free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$44,450	$40,560
Accounts receivable, net of allowance for credit losses of $47 and $18 respectively	12,506	6,408
VAT receivable	3,851	2,926
Inventories, net	75,281	125,022
Assets held for sale	629	—
Related party asset	959	638
Prepaid expenses and other current assets	7,355	4,867
Total current assets	145,031	180,421
Property, plant and equipment, net	30,107	31,258
Railcars available for lease, net	—	2,842
Right of use asset operating lease	2,423	2,826
Right of use asset finance lease	45,081	40,277
Other long-term assets	1,574	1,835
Total assets	$224,216	$259,459

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$49,574	$84,417
Related party accounts payable	2,693	2,478
Accrued payroll and other employee costs	6,286	5,738
Accrued warranty	2,389	1,602
Deferred revenue	8,556	5,686
Current portion of long-term debt	2,875	29,415
Lease liability finance lease, current	1,256	1,378
Other current liabilities	7,196	6,647
Total current liabilities	80,825	137,361
Long-term debt, net of current portion	105,540	—
Warrant liability	136,319	36,801
Accrued pension costs	1,073	1,046
Lease liability operating lease, long-term	2,645	3,164
Lease liability finance lease, long-term	46,678	41,273
Other long-term liabilities	1,409	2,562
Total liabilities	374,489	222,207

Commitments and contingencies
Mezzanine equity
Series C Preferred stock, $0.01 par value, 85,412 shares authorized, 0 and 85,412 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively. Liquidation value $0 and $95,048 at December 31, 2024 and December 31, 2023, respectively.	—	83,458
Stockholders’ deficit
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at December 31, 2024 and December 31, 2023)	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 18,960,608 and 17,903,437 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	221	210
Additional paid-in capital	69,404	94,067
Accumulated other comprehensive income	721	2,365
Accumulated deficit	(220,619)	(142,848)
Total stockholders’ deficit	(150,273)	(46,206)
Total liabilities, mezzanine equity and stockholders’ equity	$224,216	$259,459

FreightCar America, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Revenues	$137,696	$126,604	$559,425	$358,093
Cost of sales	116,683	114,506	492,383	316,330
Gross profit	21,013	12,098	67,042	41,763
Selling, general and administrative expenses	9,374	7,739	32,915	27,489
Impairment on leased railcars	—	4,091	—	4,091
Gain on sale of railcars available for lease	—	—	—	(622)
Loss on pension settlement	—	—	—	313
Litigation settlement	—	—	(3,214)	—
Operating income	11,639	268	37,341	10,492
Interest expense	(1,035)	(2,043)	(6,850)	(15,031)
Loss on change in fair market value of Warrant Liability	26,063	(360)	(99,518)	(2,229)
Loss on extinguishment of debt	—	—	—	(14,880)
Other expense	467	(107)	(952)	(440)
Loss before income taxes	37,134	(2,242)	(69,979)	(22,088)
Income tax provision	2,511	614	5,838	1,501
Net loss	$34,623	$(2,856)	$(75,817)	$(23,589)
Net loss per common share - basic	$0.86	$(0.24)	$(3.12)	$(1.18)
Net loss per common share - diluted	$1.01	$(0.24)	$(3.12)	$(1.18)
Weighted average common shares outstanding – basic	31,380,084	29,546,566	30,726,916	28,366,457
Weighted average common shares outstanding – diluted	33,016,397	29,546,566	30,726,916	28,366,457

FreightCar America, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(75,817)	$(23,589)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	5,763	4,606
Non-cash lease expense on right-of-use assets	3,013	2,742
Loss on change in fair market value for Warrant liability	99,518	2,229
Impairment on leased railcars	—	4,091
Loss on pension settlement	—	313
Stock-based compensation recognized	3,110	1,240
Non-cash interest expense	2,266	10,116
Loss on extinguishment of debt	—	14,880
Other non-cash items, net	(1,718)	138
Changes in operating assets and liabilities:
Accounts receivable	(6,098)	3,163
VAT receivable	(784)	1,426
Inventories	54,962	(60,912)
Accounts and contractual payables	(38,365)	39,943
Income taxes payable, net	(359)	245
Lease liability	(3,517)	(3,150)
Other assets and liabilities	2,959	7,288
Net cash flows provided by operating activities	44,933	4,769

Cash flows from investing activities
Purchase of property, plant and equipment	(5,019)	(12,722)
Proceeds from sale of railcars available for lease, net of selling costs	—	8,356
Net cash flows used in investing activities	(5,019)	(4,366)

Cash flows from financing activities
Proceeds from issuance of preferred shares, net of issuance costs	—	13,254
Redemption of preferred shares	(85,412)	—
Dividends paid	(27,863)	—
Proceeds from issuance of long-term debt	115,000	—
Deferred financing costs	(6,149)	(353)
Borrowings on revolving line of credit	26,972	149,811
Repayments on revolving line of credit	(56,387)	(159,348)
Employee stock settlement	(40)	(106)
Payment for stock appreciation rights exercised	—	(6)
Financing lease payments	(2,145)	(1,007)
Net cash flows (used in) provided by financing activities	(36,024)	2,245
Net increase in cash and cash equivalents	3,890	2,648
Cash, cash equivalents and restricted cash equivalents at beginning of period	40,560	37,912
Cash, cash equivalents and restricted cash equivalents at end of period	$44,450	$40,560

Supplemental cash flow information
Interest paid	$4,584	$4,951
Income taxes paid	$5,901	$2,097

Non-GAAP Financial Measures

FreightCar America, Inc.

Reconciliation of Income (Loss) before income taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Income (loss) before income taxes	$37,134	$(2,242)	$(69,979)	$(22,088)
Depreciation & Amortization	1,511	1,416	5,763	4,606
Interest Expense, net	1,035	2,043	6,850	15,031
EBITDA	39,680	1,217	(57,366)	(2,451)

Change in Fair Value of Warrant (a)	(26,063)	360	99,518	2,229
Impairment on leased railcars (b)	-	4,091	-	4,091
Loss on Debt Extinguishment (c)	-	-	-	14,880
Loss on Pension Settlement (d)	-	-	-	313
Litigation Settlement (e)	-	-	(3,214)	-
Gain on Sale of Railcars Available for Lease (f)	-	-	-	(622)
Stock Based Compensation	780	716	3,110	1,240
Other, net	(467)	107	952	440
Adjusted EBITDA	$13,930	$6,491	$43,000	$20,120

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.
(b)
During the fourth quarter of 2023, the Company recorded a non-cash impairment charge on its leased railcar fleet.
(c)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
(d)
During the third quarter of 2023, the Company recorded a non-cash loss on pension settlement.
(e)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(f)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S.

GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net income (loss) and Adjusted net income (loss)(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income (loss)	$34,623	$(2,856)	$(75,817)	$(23,589)

Change in Fair Value of Warrant (a)	(26,063)	360	99,518	2,229
Impairment on leased railcars (b)	-	4,091	-	4,091
Loss on Debt Extinguishment (c)	-	-	-	14,880
Loss on Pension Settlement (d)	-	-	-	313
Litigation Settlement (e)	-	-	(3,214)	-
Gain on Sale of Railcars Available for Lease (f)	-	-	-	(622)
Stock Based Compensation	780	716	3,110	1,240
Other, net	(467)	107	952	440
Total non-GAAP adjustments	(25,750)	5,274	100,366	22,571
Income tax impact on non-GAAP adjustments (g)	(906)	(686)	-	-
Adjusted net income (loss)	$7,967	$1,732	$24,549	$(1,018)

(1) Adjusted net income (loss) represents net (loss) income before the following charges:

a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.
b)
During the fourth quarter of 2023, the Company recorded a non-cash impairment charge on its leased railcar fleet.
c)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
d)
During the third quarter of 2023, the Company recorded a non-cash loss on pension settlement.
e)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
f)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.
g)
Income tax impact on non-GAAP adjustments represents the tax impact of the presented adjustments on the Company's income tax provision calculation.

We believe that Adjusted net income (loss) is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income (loss) is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income (loss) in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income (loss) is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

EPS	$1.01	$(0.24)	$(3.12)	$(1.18)

Change in Fair Value of Warrant (a)	(0.79)	0.01	3.24	0.08
Impairment on leased railcars (b)	-	0.14	-	0.14
Loss on Debt Extinguishment (c)	-	-	-	0.52
Loss on Pension Settlement (d)	-	-	-	0.01
Litigation Settlement (e)	-	-	(0.10)	-
Gain on Sale of Railcars Available for Lease (f)	-	-	-	(0.02)
Stock Based Compensation	0.02	0.02	0.10	0.04
Other, net	(0.01)	-	0.03	0.02
Total non-GAAP adjustments pre-tax per-share	(0.78)	0.17	3.27	0.79
Income tax impact on non-GAAP adjustments per share (g)	(0.02)	(0.09)	-	-
Adjusted EPS	$0.21	$(0.16)	$0.15	$(0.78)

(1) Adjusted EPS represents basic and diluted EPS before the following charges:

a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.
b)
During the fourth quarter of 2023, the Company recorded a non-cash impairment charge on its leased railcar fleet.
c)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
d)
During the third quarter of 2023, the Company recorded a non-cash loss on pension settlement.
e)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
f)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.
g)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company's income tax provision calculation.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Cash flows provided by operating activities, Free cash flow and Adjusted free cash flow(1)

(Unaudited)

	Year Ended December 31,
	2024	2023

Cash flows provided by operating activities	$44,933	$4,769
Purchase of property, plant and equipment	(5,019)	(12,722)
Free cash flow	39,914	(7,953)
Accrued dividends on Series C Preferred stock (a)	(18,227)	(9,636)
Adjusted free cash flow	$21,687	$(17,589)

(1) Free cash flow represents the amount by which Cash flows provided by operating activities exceeds capital expenditures. Adjusted free cash flow represents the amount by which Free cash flow exceeds the following items:

a)
Represents Series C Preferred stock dividends accrued during the period. All accrued preferred share dividends were paid concurrent with redemption of the preferred shares outstanding on December 31, 2024.

We believe that Free cash flow and Adjusted free cash flow are useful to investors evaluating our operating performance compared to that of other companies in our industry because these metrics provide key insights into the potential for growth and ability to generate returns for investors. Free cash flow and Adjusted free cash flow are not financial measures presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Free cash flow or Adjusted free cash flow in isolation or as a substitute for Cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Free cash flow and Adjusted free cash flow is not necessarily comparable to that of other similarly titled measures reported by other companies.